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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                     November 23, 1998 (November 19, 1998)

                            SFX ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)

             Delaware                       0-24017             13-3977880
(State or Other Jurisdiction of     (Commission File No.)      (IRS Employer
        Incorporation)                                      Identification No.)

   650 Madison Avenue, 16th Floor, New York, New York              10022
        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (212) 838-3100

                                      N/A
         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     The Company has entered into a purchase agreement dated as of November 19, 1998, pursuant to which it has agreed to offer in a private placement $200.0 million in aggregate principal amount of its 9 1/8% Senior Subordinated Notes due 2008 (the "Notes") (the "Note Offering"). To ensure that the public market is provided with the same disclosure as that contained in the offering memorandum relating to the Note Offering, certain information set forth in such offering memorandum, including financial information, is set forth in Exhibit
99.1 hereof.

     The securities offered pursuant to the Note Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) Exhibits

        Exhibit 99.1 Excerpts from offering memorandum, dated November 19, 1998


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                            SFX ENTERTAINMENT, INC.

                                            By: /s/  Thomas P. Benson
                                                ----------------------------
                                            Name:    Thomas P. Benson
                                            Title:   Chief Financial Officer

Date: November 23, 1998


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                                 EXHIBIT INDEX

    Exhibit 99.1 Excerpts from offering memorandum, dated November 19, 1998